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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Scientific Games Corporation:

        We consent to the incorporation by reference in this registration statement on Form S-3 of Scientific Games Corporation of our report dated February 21, 2003, except for note 1 which is as of August 11, 2003, related to the consolidated balance sheets of Scientific Games Corporation and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), cash flows, and related financial statement schedule for the year ended October 31, 2000, the two months ended December 31, 2000, and the years ended December 31, 2001 and 2002, which report appears in the Form 10-K/A Amendment No. 3 of Scientific Games Corporation for the year ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002. Also, our report refers to the Company's restatement of the consolidated financial statements as of and for the year ended October 31, 2000, the two months ended December 31, 2000, and the years ended December 31, 2001 and 2002.

                      /s/ KPMG LLP

Short Hills, New Jersey
November 13, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT